ARDEA BIOSCIENCES, INC.
Exhibit 32.1

EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Each of the undersigned, in his capacity as Chief Executive Officer and Chief Financial Officer, respectively, of Ardea Biosciences, Inc. (the “Registrant”), hereby certifies, for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge that:
•	the Quarterly Report of the Registrant on Form 10-Q for the quarter ended June 30, 2011 (the “Report”), which accompanies this certification, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
•	the information contained in the Report fairly presents, in all material respects, the financial condition of the Registrant at the end of such quarter and the results of operations of the Registrant for such quarter.
Dated: August 5, 2011

/s/ Barry D. Quart
Barry D. Quart, Pharm.D.
President and Chief Executive Officer

/s/ John W. Beck
John W. Beck
Senior Vice President, Finance and Operations and Chief Financial Officer (As Principal Financial and Accounting Officer)

This certification accompanies the Report to which it relates, is not deemed to be filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Ardea Biosciences, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.

Note:	A signed original of this written statement required by Section 906 has been provided to Ardea Biosciences, Inc. and will be retained by Ardea Biosciences, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.